As filed with the Securities and Exchange Commission on December 16, 2022

Registration Statement No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		33-0704889
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California		92506
(Address of principal executive offices)		(Zip code)

Provident Financial Holdings, Inc. 2022 Equity Incentive Plan
(Full title of the plan)

Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer Provident Financial Holdings, Inc. 3756 Central Avenue Riverside, California 92506 (951) 686-6060		John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
[ ]

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of this Registration Statement have been or will be sent or given to participants in the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents previously or concurrently filed by Provident Financial Holdings, Inc. (the “Registrant”) with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the “Prospectus”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (File No. 000-28304), filed with the Commission on September 2, 2022;

(b)
all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above;

(c)
the description of the Registrant’s common stock, par value $0.01 per share, set forth in its Registration Statement on Form 8-A, registering its common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments thereto or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (excluding any portions of such documents that have been “furnished” and not “filed” for purposes of the Exchange Act) after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.     Description of Securities

Not Applicable

Item 5.     Interests of Named Experts and Counsel

Not Applicable

Item 6.     Indemnification of Directors and Officers

Article XVII of the Registrant’s Certificate of Incorporation requires indemnification of any person who is or was a director, officer or employee of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, including, but not limited to, expenses (including attorneys’ fees), amounts paid in settlement, judgments and fines.  The person seeking indemnification must meet the minimum standard of behavior, as set forth in the Certificate of Incorporation.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant maintains liability insurance for the benefit of its officers and directors.

The above discussion of the Registrant’s Certificate of Incorporation and the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

Item 7.     Exemption From Registration Claimed

Not Applicable

Item 8.     Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on November 24, 2009(1)

4.2	Amended and Restated Bylaws of the Registrant(2)

4.3	Form of Certificate of Common Stock of the Registrant(3)

5	Opinion of Breyer & Associates PC

10.1	Provident Financial Holdings, Inc. 2022 Equity Incentive Plan(4)

10.2	Form of Incentive Stock Option Agreement under the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement under the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan

10.4	Form of Restricted Stock Agreement under the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

107	Filing fee table

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2010.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 30, 2022.
(3)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on March 11, 1996.
(4)	Included as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on November 29, 2022.

Item 9.     Undertakings

(a)     The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on December 16, 2022.

PROVIDENT FINANCIAL HOLDINGS, INC.

By: /s/ Craig G. Blunden
Craig G. Blunden Chairman and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby makes, constitutes and appoints Craig G. Blunden as his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date
/s/Craig G. Blunden	Chairman and Chief Executive Officer (Principal	December 16, 2022
Craig G. Blunden	Executive Officer)
/s/Donavon P. Ternes	President, Chief Operating Officer and Chief Financial	December 16, 2022
Donavon P. Ternes	Officer (Principal Financial and Accounting Officer)
/s/Bruce W. Bennett	Director	December 16, 2022
Bruce W. Bennett
/s/Judy A. Carpenter	Director	December 16, 2022
Judy A. Carpenter
/s/Debbi H. Guthrie	Director	December 16, 2022
Debbi H. Guthrie
/s/Kathy M. Michalak	Director	December 16, 2022
Kathy M. Michalak
/s/Roy H. Taylor	Director	December 16, 2022
Roy H. Taylor
/s/William E. Thomas	Director	December 16, 2022
William E. Thomas

PROVIDENT FINANCIAL HOLDINGS, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

5	Opinion of Breyer & Associates PC

10.2	Form of Incentive Stock Option Agreement under the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement under the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan

10.4	Form of Restricted Stock Agreement under the Provident Financial Holdings, Inc. 2022 Equity Incentive Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

107	Filing fee table